UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2019

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 14, 2019, Soleno Therapeutics, Inc. (the “Company”) amended its agreement with FLG Partners LLC, a leading Silicon Valley chief financial officer services and board advisory consultancy (“FLG Partners”) to replace the current FLG Partners service provider, Mr. Jonathan Wolter, with Mr. James Mackaness. Mr. Wolter’s has notified the Company of his decision to accept a full-time position at another company and therefore was no longer available to continue his engagement with the Company, effective November 14, 2019. Mr. Mackaness, also a partner at FLG Partners, will serve as the Company’s Chief Financial Officer and principal financial and accounting officer, replacing Mr. Wolter effective November 14, 2019.

Mr. Mackaness, age 55, served as Chief Financial Officer of Invuity, Inc., a medical technology company, from August 2015 until its sale to Stryker Corporation in October 2018, remaining with Styker through January 2019 to complete the integration. Previously, he served as Chief Financial Officer and Chief Operating Officer of IRIDEX Corporation, a medical device company, from August 2012 to August 2015 and as Chief Financial Officer from Jan 2008 to August 2012. From September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of Infogear Technologies Corporation and held management positions at Cisco Systems, Inc., Electroglas, Inc. and Ernst & Young LLP. Mr. Mackaness received a B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant.

In connection with Mr. Mackaness’s consulting services and his becoming the Company’s Chief Financial Officer and principal financial and accounting officer, the Company amended its consulting agreement with FLG Partners (as amended, the “FLG Consulting Agreement”). Pursuant to the FLG Consulting Agreement, the Company will pay FLG Partners $375 per hour for Mr. Mackaness’s services to the Company. The FLG Consulting Agreement with FLG Partners also requires the Company to indemnify Mr. Mackaness and FLG Partners in connection with the performance of services for the Company. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice. The description of the FLG Consulting Agreement does not purport to be complete and is qualified in its entirety by Exhibit 10.1, incorporated by reference herein.

Other than the indemnification described herein, Mr. Mackaness has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any transactions currently proposed.

There are no family relationships between Mr. Mackaness and any of the Company’s directors or executive officers.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Confidential Consulting Agreement dated as of September 5, 2017, by and between FLG Partners, LLC, Soleno Therapeutics, Inc. and Jonathan Wolter.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: November 15, 2019

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer